EXHIBIT 10.1

SECOND AMENDMENT TO MODIFICATION AGREEMENT

This SECOND AMENDMENT TO MODIFICATION AGREEMENT (this “Amendment”), made and entered into as of July 22, 2011, is by and among Winmark Corporation, a Minnesota corporation (“Winmark”) and BridgeFunds LLC, a Nevada Limited liability company (“BridgeFunds”).

RECITALS

1.                                       Winmark and BridgeFunds are parties to: (i) that certain Securities Purchase Agreement, dated as of October 13, 2004, as amended and assigned (the “Purchase Agreement”), pursuant to which Winmark holds four promissory notes representing aggregate indebtedness totaling $2.0 million, exclusive of unpaid interest, due from BridgeFunds (each note individually referred to herein as a “Note” and collectively as the “Notes”);  and (ii) that certain Modification Agreement, dated as of October 22, 2009, as amended by that certain First Amendment to Modification Agreement dated as of October 20, 2010 (as the same may from time to time be amended, restated, or modified, the “Modification Agreement”).

2.                                       With the consent of Winmark, BridgeFunds entered into a Transition Agreement, dated as of May 26, 2011 (the “Transition Agreement”) with BridgeFunds Rewind LLC (“Rewind”), pursuant to which Rewind will no longer act as sub-servicer under each separate Servicing Agreement between BridgeFunds and its subsidiaries and Rewind will convey to BridgeFunds the platform assets for servicing of the transitioning portfolios.

3.                                       BridgeFunds entered into a Sub-Servicing Agreement dated as of May 26, 2011 (the “Successor Sub-Servicing Agreement”) with Meetinghouse LLC (“Successor Sub-Servicer”), pursuant to which Successor Sub-Servicer will act as sub-servicer under each separate Servicing Agreement between BridgeFunds and its subsidiaries.

4.                                       Winmark and BridgeFunds desire to amend certain provisions of the Modification Agreement, subject to the terms and conditions set forth in this Amendment.

AGREEMENT

NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby covenant and agree to be bound as follows:

Section 1.                                            Capitalized Terms.  Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to them in the Purchase Agreement, each Note and the Modification Agreement, unless the context shall otherwise require.

Section 2.                                            Amendment.  Each Note and the Modification Agreement is hereby amended as follows:

Section 2.1                                      Maturity Date.  The maturity date in clause (i) of the first paragraph of each Note will be changed to June 30, 2012.

Section 2.2              Available Cash Flow.  The definition of Available Cash Flow in the fifth sentence of Section 4 of the Modification Agreement is hereby deleted and replaced in its entirety by the following:

“Available Cash Flow” means, for any month, all payments and distributions received by BridgeFunds from its subsidiaries during such month after payment of (i) the monthly fixed fees and reimbursable out-of-pocket expenses payable to Successor Sub-Servicer during such month (including any past due amounts from any prior month) and (ii) other ordinary and necessary operating expenses of BridgeFunds for such month (including any past due amounts from any prior month, but excluding amounts defined as Rewind Fees in the Transition Agreement); however, to the extent that amounts for either (i) or (ii) above exceed 33.3% of all payments and distributions received by BridgeFunds during such month, Available Cash Flow cannot be less than 33.3% of all payments and distributions received by BridgeFunds for such month.  Furthermore, to the extent that either (i) or (ii) above are less than 33.3% of all payments and distributions received by BridgeFunds during such month, such excess shall be considered as additional Available Cash Flow on a pro rata basis.

Section 3.                                            Other Agreements Remain in Force.  Except as set forth in this Agreement, all obligations, covenants and agreements of the parties under each of the Notes, the Purchase Agreement and the Modification Agreement remain in full force and effect.

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IN WITNESS WHEREOF, each of Winmark and BridgeFunds has caused this Amendment to be executed as of the date and year first above written.

WINMARK CORPORATION

By:	/s/ Anthony D. Ishaug
Name:	Anthony D. Ishaug
Title:	Chief Financial Officer and Treasurer

BRIDGEFUNDS, LLC

By:	/s/ Kenneth Klein
Name:	Kenneth Klein
Title:	Manager

[Signature Page to Second Amendment to Modification Agreement.]